                         NAVISTAR FINANCIAL CORPORATION
                                AND SUBSIDIARIES


                                INDEX TO EXHIBITS


The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1 Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987). Filed on Form 8-K dated December 17, 1987. Commission File No. 1-4146-l.

3.2    The  By-Laws of Navistar  Financial Corporation (as amended  February 29,
       1988).   Filed on Form 10-K dated  January  19,  1989.   Commission  File
       No. 1-4146-1.